Exhibit 10.87

SALARY INFORMATION FOR EXECUTIVE OFFICERS

The table below provides information regarding the salary of each executive officer of InterMune, Inc. (“InterMune”) as of March 1, 2005.

Executive Officer	Salary
Daniel G. Welch	$550,000
Marianne Armstrong, Ph.D.	$286,500
Lawrence Blatt, Ph.D.	$286,040
Williamson Bradford, M.D., Ph.D.	$260,350
Norman L. Halleen	$275,000
Roger L. Hawley	$332,197
Thomas Kassberg	$240,000
Steven Porter, M.D., Ph.D.	$290,532
Cynthia Y. Robinson, Ph.D.	$240,000
Howard A. Simon, Esq.	$245,000
Robin Steele, Esq.	$285,000